Exhibit 10.1

SUBLEASE TERMINATION AND SETTLEMENT AGREEMENT

THIS SUBLEASE TERMINATION AND SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of September 10, 2015 (the “Effective Date”), by and between Brandes Investment Partners, L.P., a Delaware limited partnership (“Sublandlord”), and Celladon Corporation, a Delaware corporation (“Subtenant”). Except as otherwise provided herein, all capitalized terms used herein shall have the same meanings given such terms in the Sublease (as defined below).

R E C I T A L S

A. Sublandlord and Subtenant entered into that certain Sublease dated May 28, 2014 (the “Sublease”), pursuant to which Sublandlord sublets to Subtenant and Subtenant sublets from Sublandlord, approximately 10,908 rentable square feet located in Suite 650 of that certain improved real property known as Del Mar Gateway located at 11988 El Camino Real, San Diego, California 92130 (the “Premises”).

B. The term of the Sublease commenced on July 1, 2014 and expires on September 30, 2021.

C. Pursuant to the terms of the Sublease, Subtenant has a right to terminate the Sublease from and after December 1, 2018 upon satisfaction of certain conditions (the “Early Termination Date”).

D. Subtenant has notified Sublandlord that it desires to terminate the Sublease as of October 31, 2015, more than two years prior to the Early Termination Date.

E. Subject to the terms and conditions of this Agreement, Sublandlord is willing to terminate the Sublease early.

F. This Agreement is made by the parties solely for the following purposes: (i) settling and compromising any disputed claims, (ii) satisfying any outstanding obligations of Subtenant and Sublandlord under the Sublease, and (iii) providing for the orderly termination of the Sublease.

G. In full settlement of all claims related to the Sublease, Sublandlord and Subtenant desire to terminate the Sublease in accordance with this Agreement.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Consideration. In consideration for Sublandlord’s early termination of the Sublease, Subtenant shall pay and deliver to Sublandlord the following:

(a) Termination Payment. Subtenant shall pay to Sublandlord the sum of Nine Hundred Fifty Thousand Dollars ($950,000) (the “Termination Payment”). Such Termination Payment shall be paid as follows:

(i) Cash Payment. Subtenant shall pay to Sublandlord the sum of Eight Hundred Fifty Thousand Dollars ($850,000) cash (the “Cash Payment”).

(ii) Application of Security Deposit. Pursuant to the Sublease, Subtenant deposited with Sublandlord the sum of One Hundred Thousand Dollars ($100,000) as a security deposit (the “Security Deposit”). Subtenant and Sublandlord agree that Sublandlord shall retain the Security Deposit and credit such amount to the Termination Payment.

(b) Monthly Rent. Subtenant shall pre-pay the Base Rent and Additional Sublease Rent due to Sublandlord for the month of October 2015 (collectively, the “Pre-Paid Rent”).

(c) Fixtures, Furnishings, and Equipment. Subtenant shall assign, transfer, and convey to Sublandlord all of Subtenant’s right, title, and interest in and to certain fixtures, furnishings, and equipment used by Subtenant (the “FF&E”) in connection with Subtenant’s business located at the Premises. Subtenant shall execute and deliver to Sublandlord a bill of sale substantially in the form of Exhibit A attached hereto (the “Bill of Sale”) evidencing transfer and conveyance of the FF&E effective as of the Termination Date. A description of the FF&E is contained in Schedule 1 to the Bill of Sale.

(d) Payment Date. The Cash Payment and Pre-Paid Rent shall be paid to Sublandlord on or before September 14, 2015. If Subtenant fails to timely pay to Sublandlord the Cash Payment and Pre-Paid Rent, Sublandlord shall be in breach of this Agreement.

2. Termination of Lease. Sublandlord and Subtenant hereby agree that subject to the terms of this Agreement, the Sublease shall terminate and be of no further force and effect as of 11:59 p.m. on October 31, 2015 (the “Termination Date”); provided, however, that such termination shall be conditioned on Sublandlord’s timely receipt of the Termination Payment and the executed Bill of Sale.

3. Access to Premises. Beginning on the Effective Date and through the Termination Date, Subtenant shall provide Sublandlord and its brokers, agents, and other representatives access to the Premises for the purpose of showing the Premises to prospective subtenants upon reasonable prior notice to Subtenant.

4. Surrender of the Premises. On or before the Termination Date, Subtenant shall surrender possession of the Premises to Sublandlord in good order and broom-clean condition in accordance with the terms of Paragraph XII of the Sublease. Upon surrender, Subtenant shall have no further rights or obligations with respect to the occupancy of the Premises.

5. Mutual Releases. Except for the rights and obligations contained in this Agreement and the other documents executed pursuant to this Agreement, if any, and effective as of the Termination Date, the parties hereby release and discharge each other and their respective past and present agents, representatives, officers, directors, members, employees, insurers, predecessors-in-interest, advisors, successors, assigns, and affiliated persons from any and all suits, causes of action, demands, claims, charges, complaints, obligations, liabilities, costs, losses, damages, injuries, rights, judgments, attorneys’ fees, expenses, bills, penalties, fines and all other legal responsibilities in any form whatsoever in law or in equity, whether known or unknown, whether suspected or unsuspected, including, without limitation, all obligations under the Sublease (all of which shall collectively be referred to as the “Released Matters”).

6. Representations and Warranties of Subtenant. Subtenant represents and warrants to Sublandlord that:

(a) Subtenant has not heretofore assigned all or any portion of its interest in the Sublease or sublet any portion of the Premises.

(b) No other person, firm or entity has any right, title or interest in the Sublease,

(c) Subtenant has the full right, legal power and actual authority to enter into this Agreement, to deliver the Bill of Sale, and to terminate the Sublease.

(d) Subtenant is the sole owner of the FF&E free and clear of any and all security interests, liens, and encumbrances whatsoever, and that Subtenant has the legal authority and power to transfer and convey to Sublandlord the FF&E.

(e) This Agreement has been duly authorized and executed by Subtenant and, upon delivery to and execution by Sublandlord, shall be a valid and binding agreement of Subtenant.

Notwithstanding the termination of the Sublease and the release of liability, as provided herein, the representations and warranties set forth in this Section 6 shall survive the termination of the Sublease and Subtenant shall be liable to Sublandlord for any inaccuracy or any breach thereof.

7. Representations and Warranties of Sublandlord. Sublandlord represents and warrants to Subtenant that as of the date of this Agreement, that this Agreement has been duly authorized and executed by Sublandlord and, upon delivery to and execution by Subtenant, shall be a valid and binding agreement of Sublandlord.

8. General Provisions.

(a) Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement.

(b) Successors. All of the terms of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective administrators or executors, successors and assigns.

(c) Counterparts. This Agreement may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Agreement, and all such counterparts together shall constitute one and the same Agreement.

(d) Attorneys’ Fees. Should any dispute arise among the parties hereto or the legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys’ fees and legal costs in connection with such dispute.

(e) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

(f) Survival of Provisions. The representations, warranties, agreements and acknowledgments set forth in this Agreement shall be deemed material and shall survive the termination of the Sublease.

(g) Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of that provision shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained in it.

(h) Construction. This Agreement shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against one party.

(i) Time of Essence. Time is of the essence with respect to the obligations to be performed under the terms of this Agreement.

(j) Authority. Each individual executing this Agreement on behalf of Sublandlord or Subtenant represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of such party.

(k) Full Force and Effect. Except as set forth in this Agreement, each and every provision of the Sublease shall remain in full force and effect and shall not be modified, waived or otherwise affected by this Agreement. In the event of any conflict between the provisions of the Sublease and this Agreement, the terms of this Agreement shall prevail.

(l) Representation of Counsel. Each of the parties is represented by independent legal counsel or has been advised to seek the advice of independent legal counsel and executes this Agreement acting upon their independent judgment and/or upon the advice of their respective independent legal counsel, without any representation, express or implied, of any kind or nature, from each to the other except as only specifically set forth herein.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SUBLANDLORD:	Brandes Investment Partners, L.P.
a Delaware limited partnership

	By:	/s/ Gary Iwamura
Gary Iwamura, Finance Director

SUBTENANT:	Celladon Corporation
a Delaware corporation

	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Its:	CFO

	By:	/s/ Paul B. Cleveland
	Name:	Paul B. Cleveland
	Its:	President & CEO

EXHIBIT A

FORM OF BILL OF SALE

BILL OF SALE

This Bill of Sale (“Bill of Sale”) dated as of October 31, 2015, by and between by Celladon Corporation, a Delaware corporation (“Subtenant”), and Brandes Investment Partners, L.P., a Delaware limited partnership (“Sublandlord”).

WHEREAS, Subtenant and Sublandlord are parties to that certain Sublease Termination and Settlement Agreement dated as of September 10, 2015 (the “Agreement”), pursuant to which Subtenant is assigning, transferring, and conveying to Sublandlord all of Subtenant’s right, title, and interest in and to certain fixtures, furnishings and equipment used by Subtenant in connection with Subtenant’s business located at 11988 El Camino Real, Suite 650, San Diego, CA 92130.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment. Subtenant hereby assigns, transfers, and conveys, and sets over unto Sublandlord, its successors and assigns forever, all of its respective rights, title, and interest in and to certain personal property (e.g., fixtures, furnishings, and equipment) used by Subtenant in connection with its business located at 11988 El Camino Real, Suite 650, San Diego, CA 92130. A description of the property covered by this Bill of Sale is set forth in Schedule 1 attached hereto (the “FF&E”).

2. Part Consideration. Subtenant hereby transfers, conveys, and sets over to Sublandlord the FF&E as partial consideration for Sublandlord’s agreement to terminate that certain Sublease by and between Sublandlord and Subtenant dated as of May 28, 2014 (the “Sublease”) early and settle Subtenant’s breach of its obligations under the Lease.

3. Bill of Sale Binding. This Bill of Sale and the provisions herein contained shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

4. Governing Law. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California without giving effect to choice of law or conflicts of law rules or provisions.

SIGNATURE PAGE FOLLOWS

A-1

The parties hereto have executed and delivered this Bill of Sale as of September 10, 2015.

Subtenant:		Sublandlord:

Celladon Corporation		Brandes Investment Partners, L.P.
a Delaware corporation		a Delaware limited partnership

By:	/s/ Andrew Jackson	By:	/s/ Gary Iwamura
Name:	Andrew Jackson		Gary Iwamura, Finance Director
Its:	CFO

By:	/s/ Paul B. Cleveland
Name:	Paul B. Cleveland
Its:	President & CEO

A-2

FIRST AMENDMENT TO

SUBLEASE TERMINATION AND SETTLEMENT AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE TERMINATION AND SETTLEMENT AGREEMENT (“First Amendment”) is dated as of October 23, 2015, by and between Brandes Investment Partners, L.P., a Delaware limited partnership (“Sublandlord”), and Celladon Corporation, a Delaware corporation (“Subtenant”) with respect to the following:

RECITALS

A. Pursuant to a Sublease Termination and Settlement Agreement made and entered into as of September 10, 2015 (the “Sublease Termination Agreement”), Sublandlord and Subtenant agreed to an early termination of the sublease described therein.

B. By the terms of the Sublease Termination Agreement, Subtenant committed to vacate the subleased premises on or before October 31, 2015.

C. Subtenant desires to retain possession of the subleased premises for a few additional weeks.

D. Subject to the terms and conditions of this First Amendment, Sublandlord is willing to allow Subtenant to remain in possession of the subleased premises beyond October 31, 2015.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Except as otherwise provided herein, all capitalized terms used herein shall have the same meanings given such terms in the Sublease Termination Agreement.

2. The Termination Date set forth in the Sublease Termination Agreement shall be extended from October 31, 2015 to November 13, 2015. As consideration for such extension, Subtenant shall pay to Sublandlord, in advance, the sum of $4,550 for rent for the period November 1, 2015 through November 13, 2015. If Subtenant holds over beyond November 13, 2015, Subtenant shall pay to Sublandlord a daily rent of $1,068.98 for each day of such holdover beyond November 15, 2015, provided Subtenant shall have no right to holdover beyond December 31, 2015. Subtenant shall pay to Sublandlord any such daily rent in advance, and if Subtenant fails to pay such daily rent in advance, then Subtenant shall pay to Sublandlord such rent immediately upon demand.

3. Except as expressly set forth in this First Amendment, the Sublease Termination Agreement remains in full force and effect.

4. This First Amendment may be executed in any number of identical counterparts. Any such counterpart, when executed, shall constitute an original of this First Amendment, and all such counterparts together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first set forth above.

SUBLANDLORD:	Brandes Investment Partners, L.P.
a Delaware limited partnership

	By:	/s/ Gary Iwamura
Gary Iwamura, Finance Director

SUBTENANT:	Celladon Corporation
a Delaware corporation

	By:	/s/ Rebecque J. Laba
	Name:	Rebecque J. Laba
	Its:	VP, Corporate Operations

By:
Name:
Its:

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